COLLATERAL ASSIGNMENT OF NOTE

COLLATERAL ASSIGNMENT OF NOTE made as of this 30 day of November, 2007 (this “Assignment”) by and between NewMarket Technology, Inc., a Nevada corporation (“Assignor”), to LV Administrative Services, Inc. (in its capacity as administrative agent and collateral agent, “Assignee”).

WHEREAS, Assignor and Assignee have entered into a Security Agreement dated as of the date hereof (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”), pursuant to which the Creditor Parties (as defined in the Security Agreement) have provided or will provide certain financial accommodations to the Assignor and certain subsidiaries of the Assignor.  All capitalized terms not herein defined shall have the meanings given to them in the Security Agreement.

FOR VALUE RECEIVED, and as collateral security for all debts, liabilities and obligations of Assignor to Assignee and the Creditor Parties, now existing or hereafter arising under any agreement between Assignor, Assignee and/or any Creditor Party, including, without limitation, the Security Agreement and the Ancillary Agreements, Assignor hereby assigns, transfers and sets over unto Assignee and its successors and assigns, all of its rights, but not its obligations, under that certain Promissory Note dated August 18, 2006 from Vera Technology Corporation (“Maker”) in favor of Assignor in the original principal amount of $1,300,000 (as amended, modified, restated and/or supplemented from time to time, the “Note”), including, without limitation, all moneys and claims for moneys due and/or to become due to Assignor under the Note.

Assignor hereby (i) specifically authorizes and directs Maker upon notice to Maker by Assignee to make all payments due under or arising under the Note directly to Assignee and hereby irrevocably authorizes and empowers Assignee (a) to ask, demand, receive, receipt and give acquittance for any and all amounts which may be or become due or payable, or remain unpaid at any time and times to Assignor by Maker under and pursuant to the Note, (b) to endorse any checks, drafts or other orders for the payment of money payable to Assignor in payment thereof, and (c) in Assignee’s discretion to file any claims or take any action or institute any proceeding, either in its own name or in the name of Assignor or otherwise, which Assignee may deem necessary or advisable to effectuate the foregoing.  It is expressly understood and agreed, however, that Assignee shall not be required or obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any other action to collect or enforce the payment of any amounts which may have been assigned to Assignee or to which Assignee may be entitled hereunder at any time or times.

Maker is hereby authorized to recognize Assignee’s claims to rights hereunder without investigating any reason for any action taken by Assignee or the validity or the amount of the obligations or existence of any default, or the application to be made by Assignee of any of the amounts to be paid to Assignee.  Checks for all or any part of the sums payable under this Assignment shall be drawn to the sole and exclusive order of Assignee.

Without first obtaining the written consent of Assignee, Assignor and Maker shall not (i) amend or modify the Note or (ii) agree to or suffer any amendment, extension, renewal, release, acceptance, forbearance, modification or waiver with respect to any rights arising under the Note.

In the event Assignor declines to exercise any rights under the Note, Assignee shall have the right to enforce any and all such rights of Assignor against Maker.

This Assignment shall be governed by and construed in accordance with the laws of the State of New York, without resort to the conflict of law principles thereof.

This Assignment may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  This Assignment may be executed by facsimile or electronic transmission.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Assignor has duly executed this Assignment the day and year first above written.

NEWMARKET TECHNOLOGY, INC.

By:	/s/ Philip M. Verges
Name Philip M. Verges
Title CEO

Maker hereby acknowledges, consents and
agrees to the provisions of this
Collateral Assignment as of this
____ day of November, 2007.

VERA TECHNOLOGY CORPORATION

By:	/s/
Name
Title